Exhibit 10.8

Hari Ravichandran Top Up Restricted Stock Unit Agreement

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Restricted Stock Unit Agreement

This Restricted Stock Unit Agreement (this “Agreement”) is made as of the Agreement Date between Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), and the Recipient.

NOTICE OF GRANT

I.	Agreement Date

Date:	October 25, 2013

II.	Recipient Information

Recipient:	Hari Ravichandran

Recipient Address:	[Intentionally omitted]

III.	Grant Information

Number of Restricted Stock Units:	531,719

IV.	Vesting Table

Vesting Date	Restricted Stock Units that Vest
First anniversary of the Vesting Start Date	25%
Monthly for three years following first anniversary of Vesting Start Date	2.0833%
Vesting Start Date	February 22, 2012

This Agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

Exhibit A – General Terms and Conditions

Exhibit B – Definitions

Exhibit C – 2013 Stock Incentive Plan

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.	RECIPIENT

/s/ David C. Bryson	/s/ Hari Ravichandran
Name: David C. Bryson	Name: Hari Ravichandran
Title: Chief Legal Officer

Hari Ravichandran Top Up Restricted Stock Unit Agreement

Restricted Stock Unit Agreement

EXHIBIT A

GENERAL TERMS AND CONDITIONS

The terms and conditions of the award of the right to receive shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) made to the Recipient (the “Restricted Stock Units”), as set forth on the cover page of this Agreement, are as follows. This Restricted Stock Unit Agreement shall be subject to, and shall incorporate the terms and conditions of the 2013 Stock Incentive Plan (the “Plan”) as if the Restricted Stock Units were granted pursuant thereto, provided that, to the extent that there is an inconsistency between the Plan and this Agreement, this Agreement shall prevail.

1. Issuance of Restricted Stock Units.

(a) The Restricted Stock Units are granted to the Recipient, effective as of the Agreement Date (as set forth on the Notice of Grant), in consideration of employment and other services rendered and to be rendered by the Recipient to the Company. Each Restricted Stock Unit represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in the cover page of this Agreement, these terms and conditions and the Plan.

(b) The Recipient agrees that the Restricted Stock Units shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement

2. Vesting Schedule; Delivery. The Restricted Stock Units shall vest in accordance with Vesting Table set forth in the Notice of Grant (the “Vesting Table”). Any fractional number of Restricted Stock Units resulting from the application of the percentages in the Vesting Table shall be rounded down to the nearest whole number of Restricted Stock Units. For the avoidance of doubt, 41.6667% of the Restricted Stock Units are vested as of the Agreement Date.

Notwithstanding the foregoing, if within the one-year period following a Change in Control Event, the Recipient’s employment with the Company is terminated by the Company without Cause or by the Recipient for Good Reason, then all remaining unvested Restricted Stock Units shall become fully vested and free from all forfeiture restrictions as of the date of such termination. “Change In Control Event”, “Cause” and “Good Reason” are defined in Exhibit B.

The Common Stock represented by vested Restricted Stock Units shall be delivered to the Recipient upon the earliest to occur of: (i) October 30, 2016; (ii) 30 days following the death of the Recipient; (iii) 30 days following the Recipient becoming disabled within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended and the guidance issued thereunder (“Section 409A”); (iv) upon the closing of a “change in control event” within the meaning of Section 409A and (v) three days following the Recipient’s “separation from service” within the meaning of Section 409A; provided that, solely to the extent that the Common Stock is delivered to the Recipient upon the Recipient’s separation from service, the shares of Common Stock shall not be delivered until the date that is six months plus one day following such separation from service to the extent required to avoid adverse taxation under Section 409A. Except as set forth in the preceding sentence, neither the Company nor the Recipient may accelerate or defer delivery of the Common Stock unless specifically permitted or required by Section 409A. When delivered, the Common Stock will initially be issued by the Company in book entry form only, in the name of the Recipient. Following such delivery, the Company shall, if requested by the Recipient, issue and deliver to the Recipient a certificate representing the vested Common Stock.

3. Forfeiture of Unvested Restricted Stock Units Upon Service Termination.

In the event that the Recipient ceases to be an employee of the Company or such other entity the service providers of which are eligible to receive an award under the Plan (each such entity, a “Participating Entity”) for any reason or no reason, with or without cause, all of the Restricted Stock Units that are unvested as of the time of such service termination shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Recipient, effective as of such termination of service. The Recipient shall have no further rights with respect to any Restricted Stock Units that are so forfeited. If the Recipient is providing service to a Participating Entity, any references in this Agreement to service with the Company shall instead be deemed to refer to service with such Participating Entity.

4. Restrictions on Transfer. The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber, by operation of law or otherwise (collectively “transfer”) any Restricted Stock Units, or any interest therein, until such Restricted Stock Units have vested and the Common Stock represented by such Units has been delivered pursuant to Section 2 hereof.

5. Rights as a Shareholder.

The Recipient shall have no rights as a shareholder with respect to the Restricted Stock Units until the Common Stock represented by such Units is delivered to the Recipient, except that to the extent that any dividends are paid with respect to the Common Stock represented by such Restricted Stock Units, whether vested or unvested, prior to delivery of the Common Stock pursuant to Section 2 hereof, such dividends shall accrue for the benefit of the Recipient and shall be paid to the Recipient at the time that the Common Stock is delivered to the Recipient pursuant to Section 2 hereof.

6. Tax Matters.

(a) Acknowledgments; No Section 83(b) Election. The Recipient acknowledges that he or she is responsible for obtaining the advice of the Recipient’s own tax advisors with respect to the grant of the Restricted Stock Units and the Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Stock Units. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Restricted Stock Units and the Common Stock represented thereby. The Recipient understands that no election under Section 83(b) of the Internal Revenue Code of 1986 (the “Code”) is available with respect to the Restricted Stock Units.

(b) Withholding. The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient the amount of any withholding taxes required to be withheld with respect to the actions contemplated by this Agreement in any manner permitted by the Plan.

7. Agreement in Connection with Initial Public Offering. The Recipient agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company convertible into or exercisable or exchangeable for shares of Common Stock or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

8. Miscellaneous.

(a) Authority of Board. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Company’s Board of Directors (the “Board”) or any one or more of the committees or subcommittees of the Board to which the Board delegates its powers in accordance with the terms of the Plan shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Board or any one or more of its committees or subcommittees to which its powers have been delegated with respect to this Agreement shall be made in its discretion and shall be final and binding on the Recipient.

(b) No Right to Continued Service. The Recipient acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Stock Units is contingent upon his or her continued service with the Company, this Agreement does not constitute an express or implied promise of continued service or confer upon the Recipient any rights with respect to continued service by the Company.

(c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, without regard to any applicable conflicts of law provisions.

(d) Recipient’s Acknowledgments. The Recipient acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan.

EXHIBIT B

DEFINITIONS

“Change in Control Event” shall mean the occurrence of one or more of the following events:

1. the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company) or (II) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (3) of this definition; or

2. a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

3. the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

4. the liquidation or dissolution of the Company.

“Cause” shall have the meaning set forth in the employment agreement between the Recipient and the Company.

“Good Reason” shall have the meaning set forth in the employment agreement between the Recipient and the Company.

EXHIBIT C

2013 STOCK INCENTIVE PLAN

[Intentionally omitted]

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Amendment No. 1 to Top Up Restricted Stock Unit Agreement

This Amendment No. 1 (this “Amendment”), dated as of December 12, 2013, amends that certain Top Up Restricted Stock Unit Agreement (the “Agreement”), dated as of October 25, 2013, by and between Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”) and Hari Ravichandran (the “Recipient”).

WHEREAS, the Company and the Recipient desire to amend the Agreement, as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Recipient hereby agree as follows:

1.	Section 6(b) of Exhibit A of the Agreement is hereby deleted and replaced with the following:

“(b) Withholding. The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient the amount of any withholding taxes required to be withheld with respect to the actions contemplated by this Agreement in any manner permitted by the Plan. The Recipient agrees and acknowledges that the following automatic sale provisions shall apply:

(i) Upon the delivery of the Common Stock pursuant to Section 2 hereof, the Company shall sell, or arrange for the sale of, such number of the shares as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Recipient upon the delivery of the Common Stock (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations.

(ii) The Recipient hereby appoints the Chief Legal Officer and the Secretary of the Company, and each of them acting singly, his or her attorney in fact, to sell the Recipient’s shares in accordance with this Section 6. The Recipient agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares pursuant to this Section 6.

(iii) The Recipient represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock. The Recipient and the Company have structured this Agreement to constitute a “binding contract” relating to the sale of Common Stock pursuant to this Section 6, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.”

2. Except as amended hereby, the Agreement shall remain in full force and effect. From and after the date of this Amendment, all references in the Agreement to “the Agreement” shall be deemed to be references to the Agreement as amended hereby.

3. This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date written above.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.	RECIPIENT

/s/ David C. Bryson	/s/ Hari Ravichandran
Name: David C. Bryson	Name: Hari Ravichandran
Title: Chief Legal Officer